UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

November 25, 2016

APEX RESOURCES INC
(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-207109	35-2529753
(Commission File Number)	(IRS Employer Identification No.)

Alytaus g.100, Varena, Lithuania
(Address of Principal Executive Offices)	(Zip Code)

Phone: (775) 253-3921

(Registrant's Telephone Number, Including Area Code)

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On November 25, 2016 the Board of Directors of Apex Resources Inc (the “Registrant”) terminated the services of Monte C. Waldman, CPA, the Registrant’s certifying accountant, based upon communication the Registrant received from the Securities and Exchange Commission. The report of Monte C. Waldman, CPA on the Registrant's financial statements for the year ended June 30, 2016 or subsequent interim periods did not contain an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements included a going concern qualification.

There were no disagreements with Monte C. Waldman, CPA whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Monte C. Waldman, CPA’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

The Registrant requested that Monte C. Waldman, CPA furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. Monte C. Waldman, CPA refused the request of the Registrant and declined to provide the letter based upon his belief that the circumstances surrounding the Registrant’s decision to terminate him were unfair.

b) The Registrant is searching for a new certifying accountant and will file an 8-K once the new auditor has been hired.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)	Not Applicable.

b)	Not Applicable.

c)	Monte C. Waldman, CPA refused to provide.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2016	By:	/s/ Tadas Dabasinskas
	Name:	Tadas Dabasinskas
	Title:	President

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